Exhibit 99.1

Contact:
Steven H. Benrubi
(949) 699-3947

The Wet Seal, Inc. to Change Ticker Symbol on NASDAQ from “WTSLA” to “WTSL”
FOOTHILL RANCH, Calif., February 22, 2013 (BUSINESS WIRE) -- The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, today announced that the ticker symbol for its class A common stock listed on the NASDAQ Global Select Market will be changed from “WTSLA” to “WTSL”, effective upon market open on Monday, February 25, 2013. The CUSIP number for the Company's class A common stock (961840105) will remain unchanged.
Steve Benrubi, Executive Vice President and Chief Financial Officer, explained “The change was initiated by the Company to streamline its ticker symbol by dropping the one-character “A” modifier that signified shares of class A common stock, and retaining a four-letter symbol that is more common for NASDAQ-listed companies.”
About The Wet Seal, Inc.
Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of February 2, 2013, the Company operated a total of 530 stores in 47 states, the District of Columbia and Puerto Rico, including 468 Wet Seal stores and 62 Arden B stores. The Company's products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.
SOURCE: The Wet Seal, Inc.